UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 3, 2016
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Broadway
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1.    On February 3, 2016, the Compensation Committee of the Board of Directors of Akamai Technologies, Inc. ("Akamai" or the "Company") adopted cash and equity compensation programs for 2016 for the following individuals (our principal executive officer, principal financial officer and other named executive officers): F. Thomson Leighton, Chief Executive Officer; James Benson, Chief Financial Officer; Melanie Haratunian, Executive Vice President and General Counsel; and Rick McConnell, President - Products & Development (each, an “Executive” and collectively, the “Executives”).
The cash incentive components of the 2016 compensation program provide for an annual base salary and a cash bonus, the amount of such bonus to be determined based upon the achievement against designated corporate performance objectives. Each Executive’s cash bonus is weighted as follows: 50% based on Akamai’s achievement of a specified revenue target for fiscal year 2016 and 50% based on Akamai’s achievement of a specified adjusted operating income target for fiscal year 2016. Calculation of performance against the revenue and adjusted operating income targets will take into account the impact of foreign currency fluctuations.
For Dr. Leighton, his base salary will remain $1.00, with a target cash bonus equal to 100% of his 2016 salary and a maximum cash bonus equal to 200% of his 2016 salary. For Mr. Benson, his base salary will remain $450,000, with a target cash bonus equal to 85% of his 2016 salary and a maximum cash bonus equal to 170% of his 2016 salary. For Ms. Haratunian, her base salary will remain $430,000, with a target cash bonus equal to 75% of her 2016 salary and a maximum cash bonus equal to 150% of her 2016 salary. For Mr. McConnell, his base salary will remain $530,000, with a target cash bonus equal to 100% of his 2016 salary and a maximum cash bonus equal to 200% of his 2016 salary.
As described in the table below, the Compensation Committee also approved grants to each Executive of restricted stock units (“RSUs”), consisting of annual vesting RSUs, corporate performance-based vesting RSUs and stock performance-based vesting RSUs, in each case issuable pursuant to the Akamai Technologies, Inc. 2013 Stock Incentive Plan as follows:

Name	Dollar Value of RSUs with Annual Vesting To Be Granted	Dollar Value of Corporate Performance-Based RSUs To Be Granted		Dollar Value of Stock Performance-Based Vested RSUs to Be Granted
		(target deliverable)	(maximum deliverable)	(target deliverable)	(maximum deliverable)
Dr. Leighton	$3,400,000	$3,400,000	$6,800,000	$1,700,000	$3,400,000
Mr. Benson	$920,000	$920,000	$1,840,000	$460,000	$920,000
Ms. Haratunian	$720,000	$720,000	$1,440,000	$360,000	$720,000
Mr. McConnell	$1,400,000	$1,400,00	$2,800,000	$700,000	$1,400,000

    The RSUs will be granted on the second day following the Company’s release of financial results for fiscal year 2015; the date of grant is expected to be February 11, 2016. The number of RSUs to be issued will be calculated by dividing the dollar value set forth above by the closing sale price of one share of the Company’s common stock on the grant date (in the case of performance-based RSUs the number shall be based off of the maximum deliverable). Each RSU represents the right to receive one share of Akamai common stock upon vesting.
RSUs with annual vesting vest as follows: 1/3 on each of the first, second and third anniversaries of the date of grant.

Vesting of corporate performance-based RSUs is subject to the Company’s performance against equally weighted revenue and non-GAAP earnings per share targets over fiscal years 2016, 2017 and 2018, taking into account the impact of foreign currency fluctuations. The Compensation Committee will establish annual revenue and earnings per share goals at the beginning of each of fiscal years 2016, 2017 and 2018; each year’s performance is equally weighted in determining the aggregate number of RSUs earned. Performance at 100% of target earns the target number of RSUs. Eligible vesting commences if the Company exceeds 90% of the target; 110% performance against target merits earning the maximum number of RSUs issuable. Performance between such levels will be proportionately awarded on a straight-line interpolation. Earned RSUs will vest on the date that the Company’s fiscal 2018 financial results are certified.
Vesting of stock performance-based RSUs is based on the total shareholder return (“TSR”) of the Company’s common stock relative to companies in the S&P 500 Information Technology Index (the “Index Group”) over calendar years 2016, 2017 and 2018. TSR will be calculated as the average closing price of the Company’s stock over the last 90 trading days of 2018 plus the aggregate value of dividends per share issued by the Company during the 2016-2018 period minus the average closing price of the Company’s stock over the 90 trading days prior to January 1, 2016 dividing by the average closing price of the Company’s stock over the 90 trading days prior to January 1, 2016. If the Company’s TSR over the Performance Period is at the 50th percentile when ranked against the TSRs of companies in the Index Group, 100% of the target number of RSUs will be eligible to vest. For every percentile by which the Company’s TSR ranking within the Index Group exceeds the 50th percentile, the number of RSUs eligible to vest will increase by 3.33% of target, up to a maximum of 200% of target if the Company’s TSR ranking is at the 80th percentile. For every percentile by which the Company’s TSR ranking within the Index Group is below the 50th percentile, the number of RSUs eligible to vest will decrease by 3%, with no payout if the Company’s TSR ranking is below the 25th percentile. Earned RSUs will vest on the date that the Company’s fiscal 2018 financial results are certified.
The form of time-based vesting RSU agreement was previously filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2013, and the form of performance-based vesting RSU Agreement was previously filed with the Commission on February 6, 2015.
2.    On February 9, 2016, the Company announced that Robert W. Hughes intends to resign from his position as its President-Worldwide Operations effective March 31, 2016. In connection with his resignation, the Company and Mr. Hughes entered into a Separation and Release Agreement, dated February 9, 2016, setting forth certain matters related to his departure. Mr. Hughes has agreed to remain employed by the Company as an advisor to the Chief Executive Officer for a period of up to 12 months to assist with transitioning his duties and responsibilities. He is to be paid a salary of $10,000 per month in this role. Following final termination of his employment with the Company, Mr. Hughes will receive the severance benefits payable to executives under the Akamai Technologies, Inc. Executive Severance Pay Plan; specifically, a lump sum payment equal to the sum of his salary as of March 31, 2016 and a target bonus amount equal to 100% of such salary, as well as continuation of certain health insurance benefits. The Separation and Release Agreement further provides that the Change in Control Agreement previously entered into between the Company and Mr. Hughes shall remain in effect until the end of his employment with the Company. A copy of the Separation Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K. The Executive Severance Pay Plan was previously filed with the Commission on July 23, 2012 and the form of Change in Control Agreement was previously filed with the Commission on November 17, 2015.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Separation and Release Agreement dated February 9, 2016 between the Company and Robert W. Hughes

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2016	/s/ Melanie Haratunian

Melanie Haratunian, Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit 99.1	Separation and Release Agreement dated February 9, 2016 between the Company and Robert W. Hughes